UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2006

THE PMI GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PMI Plaza, 3003 Oak Road

Walnut Creek, California 94597

(Address of principal executive offices, including zip code)

(925) 658-7878

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The Compensation Committee (the “Committee”) of the Board of Directors of The PMI Group, Inc. (“PMI”) oversees PMI’s executive compensation policies and programs and approves the form and amount of compensation to be paid to PMI’s executive officers.

Annual Compensation – Base salaries and incentive compensation

On February 15, 2006, the Committee approved the following annual 2006 base salaries and 2005 bonus incentive awards for PMI’s Named Executive Officers (which officers were determined by reference to PMI’s Proxy Statement, dated April 15, 2005):

Named Executive Officer	Base Salary	2005 Bonus Incentive Award
W. Roger Haughton Chairman & Chief Executive Officer	$850,000	$1,315,000
L. Stephen Smith President & Chief Operating Officer	$600,000	$750,000
Bradley M. Shuster President, International & Strategic Investments	$415,000	$506,000
Donald P. Lofe, Jr. Executive Vice President & Chief Financial Officer	$390,000	$411,250
Victor J. Bacigalupi Executive Vice President, General Counsel, Chief Administrative Officer & Secretary	$385,000	$401,250

The 2005 bonus incentive awards listed above were granted by the Committee pursuant to The PMI Group, Inc. Bonus Incentive Plan (the “Plan”), which was approved by the shareholders in 2004. The awards were based upon quantitative and qualitative factors, including pre-determined goals established by the Committee in February 2005.

On February 15, 2006, the Committee established a maximum 2006 bonus incentive award for each Named Executive Officer, set the maximum size of the 2006 performance pool at 5% of PMI’s consolidated 2006 net income, and established three corporate factors that the Committee will consider, among other quantitative and qualitative factors, when it establishes 2006 bonus incentive awards, if any, to be paid to the Named Executive Officers. The three corporate factors are consolidated net income, net income from PMI Capital Corporation, a wholly-owned subsidiary of PMI, and net income from PMI’s U.S. Mortgage Insurance Operations. The three factors will be weighted 40%, 30% and 30%, respectively. With respect to each of the factors, net income is defined to exclude realized gains and losses, extraordinary items under GAAP, any impact of changes in accounting principles, and adjustments to reflect lost investment income from stock repurchase activities authorized by the Board of Directors. In addition to these factors, the Committee also established that no 2006 bonus incentive payments will be awarded unless PMI earns a threshold consolidated return on average equity that is at least four percentage points above the 10-year U.S. Treasury bond yield for 2006.

Long Term Incentive Awards – Stock option awards

Also on February 15, 2006, the Committee granted the Named Executive Officers the following options to purchase shares of PMI common stock:

Named Executive Officer	2006 Stock Option Award
W. Roger Haughton	78,200 shares
L. Stephen Smith	100,000 shares
Bradley M. Shuster	63,500 shares
Donald P. Lofe, Jr.	52,500 shares
Victor J. Bacigalupi	49,900 shares

The stock options granted have an exercise price per share of $43.15, which was the average of the high and low prices of PMI’s common stock on the New York Stock Exchange on the date of grant. Each Named Executive Officer’s stock options will vest in three equal installments on the first, second and third anniversaries of the grant, subject to 100% vesting at termination of service due to death, retirement or disability.

PMI intends to provide additional information regarding compensation awarded to the Named Executive Officers with respect to the year ended December 31, 2005 in its Proxy Statement for its 2006 Annual Meeting of Shareholders.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	On February 16, 2006, at a regularly scheduled meeting of the Governance and Nominating Committee of the Board of Directors, Richard L. Thomas noted to the Committee that he intended to retire from the Board of Directors upon the expiration of his current term on the date of PMI’s 2006 Annual Meeting of Stockholders. Accordingly, Mr. Thomas will not stand for re-election to the Board of Directors at PMI’s 2006 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PMI GROUP, INC.

Dated: February 22, 2006	By:	/s/ Donald P. Lofe, Jr.
Donald P. Lofe, Jr.
Executive Vice President, Chief Financial Officer

Dated: February 22, 2006	By:	/s/ Thomas H. Jeter
Thomas H. Jeter
Vice President, Corporate Controller and Assistant Secretary